Exhibit 99.1

AstraZeneca Makes $2 Billion Strategic Equity Investment in Summit Therapeutics

Investment in Preferred Shares Convertible to Common Equity, Equivalent to a Per-Share Price of Summit’s Common Stock of $18.36, Representing a Premium over Today’s Closing Trading Price

Summit Also Enters into Clinical Trial Collaboration with AstraZeneca to Evaluate Ivonescimab in Combination with Sonesitatug Vedotin in Multiple Gastrointestinal Cancers

Summit & AstraZeneca Plan to Enter into a Clinical Trial Collaboration Combining Ivonescimab with Multiple AstraZeneca ADCs and Other Cancer Medicines

Miami, Florida, September 28, 2026 – Summit Therapeutics Inc. (Nasdaq: SMMT) today announced key developments important to the company’s progress towards achieving its goal of making a significant difference in the lives of patients with cancer. Specifically, Summit has established agreements with AstraZeneca (LSE/STO/NYSE: AZN) for a strategic equity investment in Summit and a clinical collaboration focused on ivonescimab and sonesitatug vedotin (sone-ve). Moreover, Summit and AstraZeneca intend to evaluate ivonescimab with an additional set of AstraZeneca’s cancer medicines, including other antibody drug conjugates (ADCs). Ivonescimab is a novel, potential first-in-class investigational PD-1 / VEGF bispecific antibody.

AstraZeneca Equity Investment in Summit

Summit and AstraZeneca have entered into an agreement whereby AstraZeneca will make an equity investment of $2.0 billion in convertible preferred shares. At the conversion ratio, the investment represents a common stock price equal to $18.36, representing a premium over today’s closing price.

“This significant investment, as well as the collaboration, is a powerful validation of the potential of ivonescimab,” said Robert W. Duggan, Chairman and Co-Chief Executive Officer of Summit Therapeutics. “We are proud to welcome AstraZeneca as a strategic investor as we continue to work with purposeful urgency to make a significant difference for patients with cancer by improving outcomes.”

Summit – AstraZeneca Clinical Trial Collaboration: Ivonescimab and Sone-Ve

Summit entered into a clinical collaboration agreement with AstraZeneca to evaluate sonesitatug vedotin in combination with ivonescimab with the intent to start studies in certain gastrointestinal (GI) cancer settings imminently. Sone-ve is a potential global first-in-class Claudin 18.2-targeting ADC with several ongoing trials underway in GI cancers.

Under the terms of the clinical collaboration agreement, each company will contribute their respective compound for the combination studies to be conducted, and the parties will jointly contribute to the costs of such studies, which are intended to be sponsored by AstraZeneca. Each company will retain development and commercial rights to their respective molecules.

“The developments announced today with AstraZeneca open an exciting new chapter in the advancement of ivonescimab,” said Dr. Maky Zanganeh, President and Co-Chief Executive Officer of Summit Therapeutics. “With a growing body of evidence supporting ivonescimab’s differentiated PD-1 / VEGF bispecific approach, we look forward to further broadening the development plan of ivonescimab and initiating new clinical trials exploring the potential to combine ivonescimab with promising novel anti-cancer compounds, including ADCs, to bring together complementary approaches to tumor-cell killing, antitumor immunity, and the tumor microenvironment.”

AstraZeneca recently reported positive high-level results from the CLARITY-Gastric01 trial for sone-ve in 2nd and later-line Claudin18.2-positive advanced gastric cancers demonstrating a statistically significant and clinically meaningful improvement in overall survival (OS) versus investigator’s choice of therapy. Results from this trial will be presented at the European Society for Medical Oncology Congress 2026 in a Presidential Symposium alongside the HARMONi-GI1 trial, an Akeso-sponsored trial from China in which ivonescimab plus chemotherapy demonstrated a statistically significant and clinically meaningful improvement in OS vs. durvalumab plus chemotherapy in first-line advanced biliary tract cancer.

Planned Summit – AstraZeneca Clinical Trial Collaboration: Ivonescimab and AZ’s Cancer Medicines

Finally, Summit and AstraZeneca have executed a non-binding Memorandum of Understanding whereby the two companies intend to enter into an agreement to conduct clinical trials combining ivonescimab with multiple AstraZeneca’s cancer medicines, including its leading portfolio of ADCs. The companies intend to share clinical development costs of potential future studies. Each company will retain their current development and commercial rights to their respective molecules, and the agreement is mutually non-exclusive. There are no additional financial considerations associated with milestones, royalties, revenue-sharing, or profit-sharing.

“A core pillar of our oncology strategy is to broaden the reach of our ADC portfolio as the backbone of treatment across tumor types with combinations alongside next-generation immunotherapies,” said Susan Galbraith, Executive Vice President, Oncology Haematology R&D, AstraZeneca. “Bispecifics targeting PD-1 and VEGF are rapidly advancing in development and have the potential to improve on current immunotherapies, particularly in lung, breast and gastrointestinal cancers. This opportunity to combine ivonescimab with AstraZeneca’s ADC portfolio, including with sone-ve, could enable new regimens that raise the bar for patients with cancer across the treatment landscape.”

The Memorandum of Understanding with respect to the potential clinical trial collaboration between Summit and AstraZeneca is non-binding, and there can be no assurances that the intended clinical trial collaboration comes to fruition.

Financial Terms of AstraZeneca Equity Investment

Under the terms of the Share Purchase Agreement entered into by Summit and AstraZeneca, AstraZeneca will purchase an aggregate of approximately 108,955 shares of preferred stock convertible into shares of common stock of Summit at a 1:1,000 ratio. The total investment by AstraZeneca will be $2.0 billion. At the conversion ratio, the investment represents a common stock price equal to $18.36, the volume weighted-average price (VWAP) for the five trading days from the prior week plus 10%. Closing of the transaction is subject to customary conditions and is expected to occur by the end of this week.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Summit has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock following the closing of the securities purchase agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ivonescimab

Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 outside of Summit’s license territories, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. By design, ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF.

This design is intended to differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Summit believes ivonescimab’s specifically engineered tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, iScience, 2025). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, iScience, 2025) increasing to approximately 10 days at steady state dosing, is to improve upon previously established efficacy thresholds, side effects, and safety profiles associated with prior approved drugs to these targets.

Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently utilized in multiple Phase III clinical trials. Over 5,000 patients have been treated with ivonescimab in clinical studies globally, and over 100,000 patients when considering those treated in a commercial setting in China, as noted by Akeso.

There are currently 16 Phase III clinical studies that are either announced, ongoing, or have been completed studying ivonescimab, five of which are Summit-sponsored global studies, one of which is a multiregional study sponsored by a cooperative group, and 10 of which are being or have been conducted in China by Akeso. Summit began its clinical development of ivonescimab in NSCLC, commencing enrollment in 2023 in two multiregional Phase III clinical trials, HARMONi and HARMONi-3. In 2025, Summit began enrolling patients in HARMONi-7. Summit expanded its Phase III clinical development program into colorectal cancer (CRC) in the fourth quarter of 2025 by initiating enrollment in HARMONi-GI3. In 2026, Summit announced initiation of HARMONi-GU1, a Phase II/III study in urothelial carcinoma (bladder cancer) with global clinical trial site activations planned to begin by the fourth quarter of 2026.

HARMONi is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who were previously treated with a third-generation EGFR TKI (e.g., osimertinib). Detailed results of the study were provided in September 2025, and a Biologics License Application (BLA) was submitted to the United States Food and Drug Administration (FDA) for marketing authorization, which the FDA accepted for filing in January 2026; the goal Prescription Drug User Fee Act (PDUFA) date is November 14, 2026.

HARMONi-3 is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non-squamous NSCLC, irrespective of PD-L1 expression. The clinical trial is evaluating the two histologies as individual, separately powered cohorts with independent statistical powering.

HARMONi-7 is a Phase III clinical trial evaluating ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression.

HARMONi-GI3 is a Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with bevacizumab plus chemotherapy in patients with first-line unresectable metastatic CRC.

HARMONi-GU1 is a Phase II/III clinical trial evaluating ivonescimab plus the antibody drug conjugate (ADC) enfortumab vedotin (EV) compared to pembrolizumab plus EV as first-line therapy in patients with previously untreated locally advanced or metastatic urothelial carcinoma (la/mUC).

ILLUMINE is a Phase III study being conducted by GORTEC, a cooperative group dedicated to Head and Neck Oncology, in recurrent / metastatic head and neck squamous cell carcinoma (r/m HNSCC). ILLUMINE is a three-arm Phase III clinical trial designed to evaluate ivonescimab monotherapy, as well as ivonescimab in combination with ligufalimab, Akeso’s proprietary anti-CD47 monoclonal antibody, compared to monotherapy pembrolizumab in patients with PD-L1 positive r/m HNSCC.

Five Phase III ivonescimab clinical trials have read out to date, all five with positive data. Four of these five studies are in NSCLC, and one is in biliary tract cancer (BTC). In addition to Summit’s positive HARMONi study, Akeso has had positive read-outs in three single-region (China), randomized Phase III clinical trials, HARMONi-A, HARMONi-2, and HARMONi-6, for ivonescimab in NSCLC, including a statistically significant overall survival benefit in all three studies from China. Akeso has also reported a statistically significant OS benefit in the single-region (China), randomized Phase III HARMONi-GI1 trial in advanced BTC.

HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI.

HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression.

HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression.

HARMONi-GI1 is a Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with durvalumab plus chemotherapy as a first-line treatment for patients with advanced BTC.

Akeso is actively conducting additional Phase III clinical studies in settings outside of NSCLC and biliary-tract cancer, including triple-negative breast cancer, head and neck squamous cell carcinoma, small cell lung cancer, colorectal cancer, and pancreatic cancer.

Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024.

About Summit Therapeutics Inc.

Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs.

Summit was founded in 2003 and the company’s shares are listed on the Nasdaq Global Market (symbol “SMMT”). Summit is headquartered in Miami, Florida, with additional offices in Palo Alto, California, Princeton, New Jersey, Dublin, Ireland, and Oxford, UK.

For more information, please visit https://www.smmttx.com and follow Summit on X @SMMT_TX.

Summit Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the risk that the private placement does not close on the anticipated timeline or at all, including because required regulatory clearances are not obtained or other closing conditions are not satisfied, dilution to existing stockholders, and potential adverse effects on the market price of the Company’s common stock, including from future sales by AstraZeneca, the Company’s broad discretion over the use of proceeds, and the possibility that the proceeds will not be sufficient to fund operations as long as anticipated, AstraZeneca’s ownership and contractual rights, including Third Party acquisition participation, and registration rights, and potential conflicts of interest, the completion of the Private Placement does not depend on the parties entering into a definitive collaboration agreement, the Company’s reliance on AstraZeneca for the supply of AstraZeneca’s products and other contributions to the clinical trials, the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc. and other collaborations, the intended use of the net proceeds from the private placements, the Company’s anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the expected timing of BLA submissions or FDA decisions, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, the Company’s estimates regarding stock-based compensation, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the effects of geopolitical developments, domestic and foreign trade policies, and monetary policies, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Summit defines a “positive study” as a clinical study with one or more prespecified primary endpoints in which one of those endpoints achieves a statistically significant benefit according to the protocol or statistical analysis plan. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Summit Therapeutics and the Summit Therapeutics logo are registered trademarks of Summit Therapeutics Inc. and/or its affiliates. Copyright © 2026, Summit Therapeutics Inc. All Rights Reserved.

Summit Therapeutics’ Media & Investor Contacts:

Nathan LiaBraaten

Senior Director, Investor Relations

Tracy Jones

Director, Media & Public Relations

investors@smmttx.com

media@smmttx.com